Exhibit 31.2

CERTIFICATION

I, James Snyder, certify that:

1.	I have reviewed this Amendment to the Original Form 10-K of Calavo Growers, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

. JK
Date: March 2, 2026	/s/ James Snyder
James Snyder
Chief Financial Officer
(Principal Financial Officer)